Exhibit 10.1

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (the “Agreement”) is made and entered into effective as of December 20, 2005, by and between DRTATTOFF, LLC, a California limited liability company (“Manager”) and William Kirby, D.O., an individual (“Physician”).

RECITALS

A. Physician is licensed to practice osteopathic medicine in the State of California, and has special expertise in the removal of tattoos.

B. Manager is a company specializing in providing management services to healthcare professionals, and is experienced in providing management services to practices of the type operated by Physician.

C. Physician desires to provide tattoo removal services at the “Practice Site,” as such term is defined below, and Manager and Physician desire that Manager provide management services to Physician on the terms and conditions contained in this Agreement.

NOW, THEREFORE, the parties to this Agreement do hereby agree as follows:

1. Relationship of Physician and Manager.

a. Appointment of Manager. Physician hereby appoints Manager as the exclusive manager of Physician’s tattoo removal practice (the “Practice”) at the “Practice Site,” as such term is defined in Section 2.e. below, and at any other Practice Sites at which Physician provides or supervises tattoo removal services, and Manager shall provide to Physician the technical, management, administrative and support services and equipment described in Section 2 below.

b. Retention of Authority and Control. Notwithstanding the authority granted to Manager in this Agreement, Manager and Physician agree that Physician shall at all times exercise overall control of the operations of the Practice, and shall retain legal responsibility for all professional medical and ethical matters in connection with the Practice. Manager’s duties for Physician under this Agreement shall be purely non-medical and administrative in nature, and Manager shall in no way exercise any clinical judgment as to the nature of professional or ancillary services or type of practitioner that any patient requires or receives. Rather, Physician shall be solely responsible for and have complete authority, supervision and control over the provision of professional healthcare services performed by Physician and the “Licensed Health Professionals,” as such term is defined below in Section 2.b.iv., as Physician, in his sole discretion, deems appropriate and in accordance with all applicable laws and regulations. This Agreement shall in no way be construed to mean or suggest that Manager is engaged, or permitted to engage, in the practice of osteopathic medicine. Any delegation of authority by Physician to Manager that would require or permit Manager to engage in the practice of osteopathic medicine shall be prohibited and deemed ineffective and Physician shall retain and have sole authority at all times with respect to all such matters.

2. Manager’s Services. Manager shall provide the following management services (collectively, “Services”) with respect to the Practice conducted by Physician:

a. Day-to-Day Management. Physician hereby engages Manager as his sole and exclusive agent to manage and administer the day-to-day business functions related to the Practice conducted by Physician at the Practice Site. Manager’s performance of the Services shall involve such expenditure of time as Manager determines is necessary or advisable in its reasonable discretion.

b. Personnel.

i. Manager shall employ or engage and provide to Physician all administrative personnel, including a receptionist, secretarial and transcribing personnel, billing personnel, purchasing personnel, janitorial and maintenance personnel, and such other administrative and management personnel that Manager determines to be necessary or appropriate, after consultation with Physician, for the efficient and proper operation of Physician’s Practice. All such administrative and non-licensed personnel engaged by Manager shall be referred to collectively as the “Support Personnel.”

ii. Manager shall be responsible for the hiring, supervising, training, disciplining, and termination of the Support Personnel, including all determinations regarding the retention, promotion, demotion, awarding of bonuses, salary adjustments and other matters affecting the terms and conditions of the employment or engagement of the Support Personnel in accordance with and subject to such personnel policies as may be adopted from time to time by Manager. Staffing levels, work hours and shifts and employee benefit programs shall be established and implemented by Manager in accordance with the policies and funding arrangements developed by Manager.

iii.  Manager shall be responsible for compensating the Support Personnel, and shall provide payroll accounting services and maintain employee records, workers’ compensation insurance, unemployment insurance, and such employee benefit programs for the Support Personnel as it determines are necessary or advisable in its sole discretion.

iv.  Physician shall be responsible for employing or engaging, at Physician’s sole cost and expense, additional physicians or licensed allied health professionals, including but not limited to Registered Nurses and/or Physician Assistants (collectively, the “Licensed Health Professionals”), which Physician shall supervise in accordance with all applicable laws and regulations. If Physician engages Licensed Health Professionals, Manager shall administer the payment of compensation of the Licensed Health Professionals, including providing payroll and accounting services, preparing checks for the signature of Physician and maintaining employee records. Manager shall also administer the payment of all applicable vacation pay, sick leave, and retirement, health and life insurance benefits provided by Physician, at Physician’s sole cost and expense, to the Licensed Health Professionals.

c. Billing and Collection.

i. Manager shall provide all billing and collection services that Manager determines to be necessary or appropriate in connection with the charges resulting from the performance of services by Physician and the Licensed Health Professionals. Specifically, Manager shall prepare patient invoices; input billing information; prepare computerized billing statements and submit bills and claims to patients and third party payors; respond to telephone inquiries from patients and payors concerning their bills; diligently pursue collection of unpaid bills for up to 180 days from the initial billing, and, thereafter; refer such unpaid bills to collection agencies or attorneys for collection, the cost and expense of which shall be borne solely by Physician. Manager shall deposit all payments into the “Operational Account” described in Section 3 below. Manager shall provide monthly and year-to-date reports showing all billings, collections, and accounts receivable and the aging of same.

ii. Physician hereby appoints Manager for the term of this Agreement as his true and lawful attorney-in-fact for the following purposes:

1. To bill in Physician’s name and on his behalf: (a) patients; (b) third party payors and (c) any other persons or entities who are obligated to pay for services performed by Physician and the Licensed Health Professionals.

2. To collect in the name of Physician and on his behalf all charges, fees or other amounts resulting from or related to the professional and ancillary services performed by Physician and the Licensed Health Professionals.

3. To receive all payments arising from the professional and ancillary services performed by Physician and the Licensed Health Professionals; take possession of and endorse in the name of Physician all cash, notes, checks, money orders, insurance payments and any other instruments received as payments of accounts receivable of Physician, however arising. Physician shall immediately forward to Manager any such payments that may come into the possession of Physician or the Licensed Health Professionals. Physician hereby expressly authorizes and grants Manager the right to open any mail or messengered envelopes or packages sent by any Practice patient or third party payor which lists Physician or any Licensed Health Professional as the addressee. Physician agrees that he shall not attempt to stop, hinder, interfere with, re-direct or divert any claims, payments or explanation of benefits, whether submitted or paid in a written form, by facsimile or electronically, during the term of this Agreement or after its expiration.

4. To deposit all “Gross Revenues,” as such term is defined in Section 3.a. below, directly into the Operational Account, in accordance with Section 3 below.

iii. Physician acknowledges and agrees that Manager shall have discretion to compromise, settle or write off any amount due from a patient or third party payor, or determine not to appeal a denial by any third party payor of any claim for payment, for any particular professional service rendered by or on behalf of Physician.

d. Supplies, Equipment, and Furniture.

i. Manager shall be responsible for furnishing all management information systems (collectively, the “Management Information System”), office supplies, equipment, furnishings, furniture and personal property, including all telephones, postage and duplication services, stationery, forms and other items (collectively, the “Office Equipment”) which Manager, after consultation with Physician, determines to be necessary or appropriate for the operation of Physician’s Practice. Manager also shall be responsible for providing, either by purchase or by lease, such medical equipment (the “Medical Equipment”) as Physician and Manager determine is necessary or appropriate for the operation of the Practice.

ii. Manager shall arrange for the maintenance and repair of the Office Equipment and the Medical Equipment. If Manager determines, after consultation with Physician, that any item of existing the Office Equipment or Medical Equipment utilized in Physician’s practice is worn out or obsolete and that it is unreasonable, impossible or economically impractical to repair, and if Manager, after consultation with Physician, further determines that such item is necessary or appropriate for the efficient operation of Physician’s practice, then Manager shall purchase Office Equipment or Medical Equipment which is the same model or functional equivalent as the item of equipment to be replaced for use in the Practice.

e. Practice Site.

i. Manager shall provide to Physician, for his non-exclusive use in operating the Practice, the premises located at 8670 Wilshire Boulevard, Suite 203, Beverly Hills, California 90211, together with all appurtenances, improvements and fixtures (collectively, the “Practice Site”). Changes in location of the Practice Site may be effected by Manager as of the expiration of any lease or other arrangement by which Manager leases or occupies the Practice Site or at any other time as may be approved in writing by Manager after consultation with Physician. Further, Manager shall have the exclusive right to manage Physician’s Practice at any additional location at which Physician provides tattoo removal services, and such additional locations shall be considered a “Practice Site” for purposes of this Agreement, and Physician’s performance of tattoo removal services at such additional Practice Site(s) shall be subject to the terms and conditions contained in this Agreement. Physician acknowledges that this Agreement and Manager’s provision of any Practice Site to Physician gives Physician only a conditional right to use the Practice Site, which right shall automatically expire, without notice or further action by Manager, upon the expiration or early termination of this Agreement for any reason, and Physician shall immediately vacate the Practice Site upon such expiration or early termination. Physician further acknowledges that no leasehold interest is created or conveyed by this Agreement, and that no landlord-tenant relationship is created by this Agreement or otherwise exists between Manager and Physician.

ii. Manager shall provide or arrange for the provision of all of the lessee maintenance and repair obligations for the Practice Site that are required to be performed pursuant to the terms of the Practice Site lease between Manager and its landlord, as well as any and all other maintenance and repairs to the Practice Site which Manager, after consultation with Physician, determines to be necessary.

iii. Manager shall provide or arrange for all utilities and building services related to the utilization by Physician and the Licensed Health Professionals of the Practice Site.

iv. Physician acknowledges that Manager is the owner of the name, “Dr. Tattoff,” and any related names or derivations thereof (collectively, the “Name”) and has the right to use the Name in connection with Manager’s business. Manager hereby grants to Physician a revocable license to use the Name in connection with the practice conducted by Physician at the Practice Site. Physician acknowledges that this Agreement gives Physician only a conditional right to use the Name, which right shall automatically expire, without notice or further action by Manager, upon the expiration or early termination of this Agreement for any reason, and Physician shall immediately cease using the Name in connection with its practice at the Practice Site. Further, Physician agrees to not use the Name in connection with any other business or professional practice he may conduct without the prior written consent of Manager. Physician shall cooperate fully with Manager in completing, renewing and filing any documents that must be submitted to the Osteopathic Medical Board of California, and any fictitious business name statement related to the Name, to evidence Physician’s agreement to the provisions contained in this Section 7.

f. Advertising and Marketing.  Upon request by Physician, Manager shall assist Physician in arranging for third parties to provide advertising and marketing services (collectively, “Advertising Services”) in connection with the tattoo removal services provided by Physician at the Practice Site. In assisting Physician, Manager is acting solely in its capacity as an administrator to Physician. At no time shall Manager hold itself out as providing, or actually provide, tattoo removal services on behalf of Physician. In engaging or employing personnel to provide Advertising Services, Physician shall ensure that all such Advertising Services conducted on behalf of Physician shall be performed in accordance with all applicable laws, regulations, rules and guidelines, including but not limited to those promulgated by the Osteopathic Medical Board of California. Physician shall directly pay the providers of such Advertising Services for the actual cost and expense of all Advertising Services performed on behalf of Physician.

g. Additional Services. If Physician desires that Manager provide services in addition to those listed in this Section 2, and Manager desires to provide such additional services, the parties may negotiate for Manager to provide such additional services on such terms and for such additional compensation as the parties may agree upon in writing.

3. Bank Account.

Manager shall deposit all payments into a checking account established in Physician’s name at a bank or other financial institution (“Agent”) mutually agreed upon by the parties (the “Operational Account”). The Operational Account shall require two (2) signatures for all drafts, checks and withdrawals: (a) the signature of a representative of Manager; and (b) the signature of Physician. Manager shall deposit into the Operational Account all cash, checks, money orders and other instruments received by Physician in connection with the operation of the Practice. Physician shall pay Manager the amount of compensation due on a semi-monthly basis, as set forth below in Section 4.b.

4. Compensation for Services.

a. Management Fee. Manager and Physician acknowledge and agree that Manager shall incur substantial time, costs and expense in performing the Services on behalf of Physician, and that such costs and expenses will vary over the term of this Agreement. Additionally, the parties acknowledge and agree that the level and intensity of the Services will increase as the volume of Physician’s Practice increases. Manager and Physician acknowledge that the Fee, as such term is defined below, has resulted from arm’s length negotiations between the parties and does not take into account the volume or value of referrals or business otherwise generated between the parties, and is consistent with fair market value for the Services, including the Office Equipment, Medical Equipment and Practice Site provided by Manager to Physician. Accordingly, as compensation in full for the performance of the Services hereunder, Physician shall pay Manager a fee of forty-five percent (45%) of Physician’s Gross Revenues received during each calendar month during the term of this Agreement (the “Management Fee”). As used herein, the term “Gross Revenues” shall be defined to mean all amounts received by Physician relating to any and all professional services and ancillary services related to tattoo removal rendered by Physician and the Licensed Health Professionals to patients at the Practice Site, whether such revenues are received in cash from patients, private or prepaid insurance, other third party payors or any other source. If Physician or the Licensed Health Professionals directly receive any Gross Revenues, Physician shall immediately deliver any and all such Gross Revenues to Manager for deposit into the Operational Account.

b. Payment Date.  Due to its substantial investment and the costs and expenses Manager has incurred and will incur in performing its duties hereunder, the Management Fee shall be payable as follows: On the first (1st) and fifteenth (15th) days of each month during the term of this Agreement, Manager shall calculate the portion of the Gross Revenues in the Operational Account to be paid to Company for the Services it provides hereunder, and Manager shall prepare a check, drawn on the Operational Account, in the amount to be paid to Manager (the “Manager Check”). Company shall also calculate the portion of the Gross Revenues in the Operational Account that Physician is entitled to retain and shall prepare a check, drawn on the Operational Account, in the amount to be paid to Physician (the “Physician Check”). Manager shall deliver to Physician the Physician Check, together with its written calculation of the amount due to each party. Manager shall retain the Manager Check in payment of its Management Fee. If Physician fails or refuses to pay, or prevents payment of the Management Fee, or any portion thereof, to Manager when due, Manager shall be entitled to interest on the overdue amount at the greater of ten percent (10%) per annum or the highest amount allowed by law, such interest to commence accruing as of the due date of such payment. The foregoing remedies of Manager, together with all other remedies of Manager set forth herein, shall be cumulative and in addition to all other rights and remedies afforded to Manager at law or in equity.

c. Semi-Annual Review.  Manager shall review annually, and have the right to adjust, the Management Fee if necessary to insure that Manager is being paid its costs plus a reasonable profit. If Manager proposes a change in the amount of the Management Fee, Manager shall notify Physician at least sixty (60) days in advance of the date on which the revised Management Fee is to be effective and shall provide to Physician a written statement of the basis for the change, and Physician shall pay the revised Management Fee beginning on the effective date.

d. Collection Continuation Period. Notwithstanding the termination or expiration of this Agreement, for a period of ninety (90) days following such termination or expiration (the “Collection Continuation Period”), Manager shall have the right, but not the obligation, to continue to provide, at the same compensation rate set forth in Section 4.a. above, the collection services described in Section 2.c. above with respect to all Practice services related to tattoo removal provided by Physician and the Licensed Health Professionals prior to the expiration or termination of this Agreement. Physician specifically agrees that the foregoing provision is fair and reasonable and is intended to compensate Manager for the Services it provided during the term of the Agreement.

5. Security Interest.

In order to secure Physician’s timely payment of the Management Fee, any other sums owed to Manager by Physician, and the performance of any other obligation of Physician under this Agreement, Physician hereby grants Manager a security interest in and to all of the Gross Revenues, accounts receivable, cash and all funds in the Operational Account and other deposit accounts, whether now existing or hereafter acquired, pertaining to and generated by or in connection with the Practice conducted by Physician. To evidence the security interest granted to Manager herein, Manager and Physician shall enter into the “Security Agreement,” attached hereto as Exhibit “A” and incorporated herein by this reference. Manager shall file a UCC-1 financing statement with the California Secretary of State documenting the security interest granted to Manager, and Physician shall cooperate with Manager in filing such UCC-1. Upon the release of the security interest granted herein, Manager shall complete and file a UCC-2 releasing such security interest.

6. Term and Termination.

a. Term. The initial term of this Agreement shall be for one (1) year commencing as of the date first written above; thereafter, this Agreement shall renew automatically for successive terms of one (1) year each, unless either party notifies the other party in writing, not less than ninety (90) days’ prior to the end of the then current term, of its intention to not renew this Agreement.

b. Termination.

i. Either party may terminate this Agreement for cause upon the material breach of this Agreement by the other party, if such breach is not cured within ten (10) days following written notice of such breach.

ii. Either party may terminate this Agreement immediately upon the filing, with respect to the other party, of a voluntary or involuntary petition in bankruptcy if such petition is not dismissed within thirty (30) days of such filing; or upon the appointment of a receiver or trustee to take possession of all, or substantially all, of the assets of a party, if such appointment is not terminated within thirty (30) days, or upon the garnishment or attachment of the Gross Revenues generated by Physician at the Practice Site.

iii. Manager may terminate this Agreement immediately upon the occurrence of any of the following events:

(a) Manager’s good faith determination that Physician’s operation of the Practice does not meet the accepted professional or ethical standards of the osteopathic medicine profession or that Physician or the Licensed Health Professionals are jeopardizing the health or welfare of Physician’s patients;

(b) The suspension, revocation, restriction, termination or non-renewal of Physician’s professional license;

(c) The suspension, revocation, restriction, termination or non-renewal of Physician’s medical staff membership or practice privileges at any hospital;

(d) The felony conviction, or conviction of any crime involving moral turpitude, of Physician;

(e) Physician’s inability, due to illness or physical or mental disability, to perform or supervise tattoo removal services at the Practice Site during Physician’s normal hours of operation for thirty (30) or more days, consecutively or cumulatively, during any twelve (12) month period of this Agreement;

(f) If, for any reason, Manager no longer has the right to use the Practice Site, due to Manager’s landlord’s termination of the Premises Lease, its expiration, or otherwise; or

(g) Physician’s breach of any of the provisions of Section 7 below.

iv. Either party may terminate this Agreement immediately upon the dissolution of the other party, if such party is an entity, for any reason.

c. Effect of Termination. Upon termination or expiration of this Agreement, each party’s respective obligations hereunder shall terminate in full, except for those obligations which either explicitly, as set forth in this Agreement, or by their nature survive the termination or expiration of this Agreement. In addition, Physician shall return all documents, data and other materials or information that constitute “Confidential Information” as such term is defined in Section 11.a. below.

7. Physician Covenants. Physician covenants and agrees that, at all times during the term hereof, Physician shall (a) insure that he is duly licensed to practice osteopathic medicine in the State of California, without restriction; (b) insure that the Licensed Health Professionals are duly licensed to perform their respective professions, without restriction, and that they have the appropriate level of education and experience to perform the services required of them in connection with the Practice; (c) conduct the Practice and supervise the Licensed Health Professionals in compliance with all applicable federal, state and local laws, rules and regulations; (d) not enter into discussions or negotiations or an agreement with any other person or entity regarding some or all of the Services or for the sale or merger of the Practice, unless Physician obtains Manager’s prior written consent; (e) be open for business during regular business hours, Monday through Friday, in accordance with the schedule adopted by Physician, but Physician shall provide no less than twenty (20) hours of tattoo removal services, including supervision services, per month; and (f) continuously practice at the Practice Site during Physician’s normal business hours, provided that Physician may take such reasonable amounts of time off for vacation, illness or family emergencies.

8. Records.

a. Patient Records. Although Manager shall maintain Physician’s patient charts and records on behalf of Physician, Physician shall be solely responsible for making and reviewing all entries made by Physician and the Licensed Health Professionals on all Physician patient charts and records, and all such patient records and charts maintained by Manager in connection with professional medical services provided by Physician shall be Physician’s property. Each of the parties hereto shall maintain and safeguard the confidentiality of all patient records, charts and other information generated in connection with the professional medical services provided hereunder in accordance with federal and state confidentiality laws and regulations, including without limitation, the California Confidentiality of Medical Information Act, Civil Code Section 56 et seq. and the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations thereunder. Notwithstanding the foregoing, Manager shall have a continuing right to inspect and copy (at Manager’s expense) all records pertaining to Physician’s patients as may be necessary in connection with Manager’s performance of services pursuant to this Agreement or for other reasonable purposes, subject to federal and state confidentiality laws, and provided Manager gives Physician at least five (5) days’ prior written notice.

b. Business Records. All business and administrative records maintained by Manager in connection with the Services provided to Physician shall be Manager’s property. Notwithstanding the foregoing, Physician shall have a continuing right to inspect and copy (at Physician’s expense) all such business records for any reasonable purpose, provided Physician gives Manager at least five (5) days’ prior written notice.

9. Insurance; Indemnification.

a. General Liability Insurance. Manager shall procure and maintain at all times during this Agreement, at Manager’s sole cost and expense, comprehensive general liability and property insurance covering the Practice Site with general liability limits in commercially reasonable amounts, as determined by Manager. Within ten (10) days after Physician’s request, Manager shall furnish certificates, endorsements and copies of all insurance policies to Physician.

b. Indemnification. Physician agrees to defend, indemnify and hold harmless Manager, its officers, directors, members, representatives, employees and agents, from and against any and all losses, liabilities, damages, claims, judgments, costs or expenses, including attorneys’ fees, that Manager may suffer, incur or become liable for, as a result of any action or omission by Physician and/or the Licensed Health Professionals. Manager agrees to defend, indemnify and hold harmless Physician, its officers, directors, members, representatives, employees and agents, from and against any and all losses, liabilities, damages, claims, judgments, costs or expenses, including attorneys’ fees, that Physician may suffer, incur or become liable for, as a result of any action or omission by Manager.

10. Compliance with Laws. The obligations of Manager pursuant to this Agreement shall be subject to any limitations or restrictions which may be imposed by law or regulation, and Manager may suspend any or all obligations hereunder, or, at its option, terminate this Agreement, if it determines, upon advice of counsel, that the performance of any obligation pursuant to this Agreement may contravene applicable law or regulation.

11. Non-Disclosure of Manager’s Professional and Business Practices, Trade Secrets, or Privileged Information; Non-Solicitation and Non-Interference.

a. Confidentiality. Physician agrees to keep confidential and to not use or disclose the business practices, trade secrets or privileged information of Manager and to keep such knowledge confidential in Physician’s dealings with any healthcare practice, clinic or practice, hospital, health care facility or other person or entity. Further, Physician agrees that Physician will not at any time disclose to any person or use (except for the benefit of Manager) information obtained by Physician during the period of Physician’s relationship with Manager regarding Manager’s business plans, business methods, strategic plans, financial statements, financial information, any and all data base or data input programs, computer programs and software (whether or not completed or in use), any and all operating manuals or similar materials that constitute Manager’s systems, templates or forms, techniques, or any other trade secrets, confidential or proprietary information respecting Manager and its business operations (collectively, “Confidential Information”). Except to the extent necessary for Physician to carry out his duties and obligations under this Agreement, Physician acknowledges and agrees that he is expressly prohibited from creating, making, duplicating, copying, retaining, taking, maintaining or possessing, by any means or method, such Confidential Information either during or after the term of this Agreement. Notwithstanding the foregoing, Manager may from time to time license to Physician the use of any logo, trademark or tradename Manager develops from time to time, including the “Name,” as discussed above in Section 2.e.iv. above. Physician shall immediately cease using such logo, trademark or tradename for any purpose whatsoever upon the expiration or earlier termination of this Agreement, and shall immediately return to Manager all materials containing any logo, trademark or tradename.

b. Non-Interference. Physician agrees that Physician will not disrupt, damage, impair or interfere with the business of Manager, whether by way of interfering with or raiding its employees or independent contractors, disrupting its relationship with agents, suppliers, business contacts, representatives, vendors or otherwise.

c. Survival of Obligations. The obligations of this Section 11 shall be in full force and effect during the term of this Agreement and shall survive the termination or expiration of this Agreement. Notwithstanding Section 13. of this Agreement, in the event of a breach of this Section 11, Physician acknowledges that any violation of this Section 11 could result in irreparable injury to Manager, and the remedy at law would be inadequate. Accordingly, Manager shall be entitled to injunctive relief in addition to any other remedies to which Manager may be entitled at law or in equity.

12. Independent Contractor In performing all Services under this Agreement, Manager is, and shall at all times be acting and performing as, an independent contractor to Physician, with Manager practicing and performing its business in accordance with its own judgment as to the method of rendering such services, except as limited by this Agreement. The relationship between Manager and Physician is not one of partners, joint venturers, principal and agent or employer and employee, or any relationship other than that of independent parties contracting with each other solely for the purpose of carrying out the provisions of this Agreement. Except as specifically provided herein, Physician shall neither have nor exercise any control or direction over the methods by which Manager and its employees and independent contractors provide the Services required of it hereunder. Manager shall neither have nor exercise any control or direction over the professional judgment of Physician or the manner in which Physician performs his professional services. The parties hereto understand that Manager, in its capacity as Manager, does not practice osteopathic medicine and shall not employ, engage or supervise Physician in his provision of medical services. Each party hereto shall be solely responsible for the compensation, benefits, insurance coverage, employer taxes and any other obligations of its own employees or independent contractors.

13. Resolution of Disputes.

a. For all disputes, claims or controversies arising in connection with, relating to, or arising out of this Agreement, the parties agree to first attempt to resolve such dispute, claim or controversy by non-binding mediation. The mediation shall be conducted by a mediator agreed upon by the parties. If the parties are unable to resolve their dispute, claim or controversy within thirty (30) days after a party’s request for mediation, then except as otherwise provided in Section 11 of this Agreement, such dispute, claim or controversy shall be settled by arbitration in accordance with Sections 1280 through 1286.4 of the California Code of Civil Procedure and the Commercial Arbitration Rules of the American Arbitration Association (the “AAA Rules”).

b.  Each of the parties specifically agrees that the provisions of this Section 13 shall govern the resolution of any such controversy or claim. The controversies and claims so governed by this Section 13 therefore include, but are not limited to, any claim for a tort, breach of contract, or a violation of any federal or California statute or regulation, regardless of whether such controversy or claim is based on California case law, a California statute, federal common law or a federal statute.

c. Each of the parties specifically waives the right to a jury trial to resolve a controversy or claim arising out of or relating to this Agreement.

d. In the event of any conflict between the California Code of Civil Procedure Sections 1280 through 1286.4 and the AAA Rules, the Code of Civil Procedure shall control. Judgment on the award rendered may be entered in any court having jurisdiction thereof.

e. Such arbitration shall be held in Los Angeles County, California.

f. The arbitrator shall make written findings of fact and conclusions of law. The arbitrator shall have no authority to make conclusions of law or an award that could not have been made by a court of law. If either party initiates legal proceedings against the other party, other than arbitration in accordance with the rules of the American Arbitration Association as described above, the prevailing party shall be allowed such costs and reasonable attorneys’ fees as the court may allow.

g. All documents, exhibits, transcripts, decisions, awards, and other information produced or created in connection with the arbitration proceeding shall be kept strictly confidential by the parties.

14. General Provisions.

a. No Assignment. Unless otherwise permitted in this Agreement, neither party hereto shall assign any of its rights, nor delegate any of its duties under this Agreement, without first obtaining the express written consent of the other party. Subject to the foregoing restriction, this Agreement shall be binding on the parties hereto and their successors and permitted assigns.

b. Severability. If any provision of this Agreement as applied to any party or to any circumstance shall be found by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement, unless such invalidity or unenforceability would defeat an essential business purpose hereof, or except as otherwise provided herein.

c. Notice. All notices or demands shall be in writing and shall be given personally, by electronic facsimile, or by certified mail. Notice shall be deemed conclusively made at the time of notice if given personally or if by certified mail, three (3) days after deposit thereof in the United States mail, properly addressed and postage pre-paid to the following addresses:

Physician:	William Kirby, D.O.
13044 West Pacific Promenade #424
Playa Del Rey, CA 90094
Attention: Dr. Will Kirby

Manager:	DRTATTOFF Management Company, LLC
8500 Wilshire Blvd #105
Beverly Hills, California 90211
Attention: James Morel, Manager

d. Waiver. A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof, nor shall it be deemed a waiver of performance of any other obligation hereunder.

e. Entire Understanding. This Agreement and any exhibits attached hereto contain the entire understanding of the parties hereto relating to the subject matter contained herein, and supersede all prior and collateral agreements, understanding, statements and negotiations of the parties. This Agreement can only be changed, modified, amended, rescinded or supplemented by a written agreement executed by both parties.

f. California Law. This Agreement shall be construed and enforced in all respects according to the laws of the State of California.

g. Attorney’s Fees. Should either party institute any action or proceeding, including without limitation arbitration, relating to this Agreement, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action or proceeding.

h. Interpretation of Agreement. The parties acknowledge and agree that because all parties and their attorneys participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes any language, whether ambiguous, unclear or otherwise, in favor of, or against any party by reason of that party’s role in drafting this Agreement.

i. Additional Acts. The parties hereto agree to perform such other acts, and to execute such additional documents, as may be required from time to time to carry out the provisions of this Agreement or the intentions of the parties.

IN WITNESS WHEREOF, this Agreement is executed effective as of the date and year first set forth above.

“MANAGER”	“PHYSICIAN”
DRTATTOFF, LLC,
a California limited liability company

By: /s/ James Morel	/s/ William Kirby
Manager	William Kirby, D.O.

EXHIBIT “A”

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Security Agreement”) is made and entered into effective as of December 20, 2005 by and between DRTATTOFF, LLC, a California limited liability company (“Secured Party”) and William Kirby, D.O., an individual (“Debtor”).

RECITALS

A. Debtor and Secured Party have entered into that certain “Management Services Agreement,” of even date herewith (the “MSA”), by which Secured Party provides management services to Debtor in connection with the tattoo removal practice conducted by Debtor at 8670 Wilshire Boulevard, Suite 203, Beverly Hills, California 90211 (the “Practice Site”) and at other Practice Sites the parties may agree upon from time to time, as set forth in the MSA.

B. Debtor has agreed to enter into this Security Agreement in order to grant Secured Party a first priority security interest in the Collateral (as hereinafter defined) to secure prompt payment and performance of Debtor’s obligations to Secured Party, including, without limitation, Debtor’s obligation to pay Secured Party the Management Fee set forth in the MSA.

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

AGREEMENT

1. Definitions. As used in this Security Agreement, the following terms shall have the following meanings:

“Account Debtor” means any person or entity who is or who may become obligated with respect to, or on account of, an Account.

“Accounts” means all accounts, as that term is defined in section 9102(a)(2) of the California Commercial Code, now owned or hereafter acquired by Debtor in connection with or arising out of the Practice conducted by Debtor at any and all Practice Sites, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), whether arising out of Goods sold or services rendered by Debtor or any “Licensed Health Professional,” as such term is defined in the MSA, at any Practice Site (including any such obligations that may be characterized as an account or contract right under the Code); (b) all of Debtor’s rights in, to, and under all purchase orders or receipts for Goods or services; (c) all of Debtor’s rights to any Goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation, and stoppage in transit, and rights to returned, reclaimed, or repossessed Goods); (d) all money due or to become due Debtor under all purchase orders and contracts for the sale of Goods or the performance of services or both by Debtor or in connection with any other transaction (whether or not yet earned by performance by Debtor), including the right to receive the proceeds of those purchase orders and contracts; and (e) all collateral security and guaranties of any kind given by any other Debtor with respect to any of the foregoing.

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“California Commercial Code” means the Uniform Commercial Code as may, from time to time, be enacted and in effect in the State of California. Terms defined in the California Commercial Code not otherwise defined in this Security Agreement or the MSA are used in this Security Agreement as defined in that Code on the date of this Security Agreement.

“Collateral” means all of Debtor’s personal property, furniture and fixtures, whether now owned or hereafter acquired, located at any Practice Site or elsewhere and resulting from Debtor’s operation of the Practice conducted at any Practice Site, including, but not limited to, all of Debtor’s interest in Accounts, Chattel Paper, Contracts, Debtor’s Books, Equipment, Fixtures, General Intangibles, Goods, Instruments and letters of credit, Inventory, Investment Property, Deposit Accounts, money, cash or cash equivalents, and to the extent not otherwise included, all proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

“Debtor’s Books” means any and all presently existing and hereafter acquired or created books and records of Debtor, including all records (including maintenance and warranty records), ledgers, computer programs, disc or tape files, printouts, runs, and other computer prepared information summarizing, or evidencing the Accounts.

“Deposit Account” means any deposit account, as that term is defined in section 9102(a)(29) of the California Commercial Code, now owned or hereafter acquired by Debtor.

“Equipment” means all equipment, as that term is defined in section 9102(a)(33) of the California Commercial Code, now owned or hereafter acquired by Debtor, wherever located, including all of data processing and computer equipment with software and peripheral equipment, office machinery, furniture, tools, attachments, accessories, medical and laser equipment, and other equipment of every kind and nature, trade fixtures and other fixtures, together with all additions and accessions, replacements, parts, substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties, and rights with respect to the foregoing, and all products and proceeds of the foregoing and condemnation awards and insurance proceeds with respect thereto.

“Fixtures” means all fixtures, as that term is defined in section 9102(a)(41) of the California Commercial Code, now owned or hereafter acquired by Debtor, wherever located.

“General Intangibles” means all general intangibles, as that term is defined in section 9102(a)(42) of the California Commercial Code, now owned or hereafter acquired by Debtor in connection with the Practice conducted at any and all Practice Sites, including all right, title, and interest that Debtor may now or hereafter have in or under any Contracts, Licenses, Copyrights, Trademarks, and Patents and all applications therefore and reissues, extensions, or renewals; interests in partnerships, joint ventures, and other business associations; permits; inventions (whether or not patented or patentable); knowledge, know-how, skill, expertise, or experience; software; databases; data; processes; models, drawings, materials, and records; goodwill (including the goodwill associated with any Trademark or Trademark License); all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights, or intangible rights, all liability, life, key man, and business interruption insurance, and all unearned premiums); uncertificated and certificated securities; chooses in action; deposit, checking, and other bank accounts; rights to receive tax refunds and other payments; rights to receive dividends, distributions, cash, instruments, and other property in respect of or in exchange for pledged shares or other equity interests; rights of indemnification; all ledgers, correspondence, credit files, invoices, and other papers and records; magnetic tapes, CD-ROMs, zip drives, and other data storage media; and other papers and documents in the possession or under the control of Debtor or any computer bureau or service company from time to time acting for Debtor.

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“Goods” means any goods, as that term is defined in section 9102(a)(44) of the California Commercial Code, now owned or hereafter acquired by Debtor.

“Licenses” means Copyright Licenses, Patent Licenses, and Trademark Licenses.

“Obligations” means any and all debts, liabilities, obligations, or undertakings owing by Debtor to Secured Party, including, without limitation, all debts, liabilities, obligations or undertakings arising under, advanced pursuant to, or evidenced by the MSA and this Security Agreement, whether direct or indirect, absolute or contingent, matured or unmatured, due or to become due, voluntary or involuntary, whether now existing or hereafter arising.

“Practice” means the tattoo removal services and any other services provided by Debtor and the “Licensed Health Professionals,” as such term is defined in the MSA, at any and all Practice Sites.

“Practice Site” or “Practice Sites” means the premises located at 8670 Wilshire Boulevard, Suite 203, Beverly Hills, California 90211, together with all appurtenances, improvements and fixtures. The term “Practice Site” or “Practice Sites” also includes any additional or replacement locations at which Debtor conducts a Practice and which are managed, or entitled to be managed, by Secured Party pursuant to the MSA.

2. Grant of Security Interest. Debtor hereby grants to Secured Party a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure the prompt payment and performance of all of the Obligations. Debtor acknowledges and affirms that such security interest in the Collateral has attached to all Collateral without further act on the part of Secured Party or Debtor.

3. Perfection and Further Assurances.

a. Debtor authorizes Secured Party to authenticate and file all records (including initial financing statements, certificates of title, and control instructions to third parties, amendments, continuation statements, etc.) that are reasonably required by Secured Party to perfect and continue its security interest in the Collateral. Debtor authorizes Secured Party to indicate that the financing statement covers all assets or all personal property owned by Debtor and used in connection with the Practice operated by Debtor at any Practice Site. Debtor will execute (sign, acknowledge when necessary, and deliver) any other records or documents necessary to perfect and continue the security interest under applicable federal or state statute, regulation, or treaty, including any financing statement necessary to perfect a security interest in fixtures.

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b. Debtor agrees to authenticate and to cause all necessary third parties to authenticate any and all records necessary for Secured Party’s control over Deposit Accounts, electronic Chattel Paper, and letter-of-credit rights. Debtor agrees that the third party will have the right to comply with the instructions originated by Secured Party directing disposition of such Collateral without further consent by Debtor and will indemnify and defend the third party from all claims by Debtor arising from or related to the third party’s compliance with Secured Party’s disposition instructions. Debtor will cause any bank with which a Deposit Account is maintained to subordinate its rights of recoupment and setoff to Secured Party’s security interest.

c. Debtor represents and warrants that (1) his exact name is as set forth in the preamble to this Security Agreement; and (2) Debtor is located (as that term is used in California Commercial Code section 9307) in California.

d. Debtor authorizes Secured Party to take possession of any and all items of the Collateral at any time. Debtor promises to deliver possession of the Collateral promptly upon receipt of an authenticated request from Secured Party for delivery of possession.

e. Whether or not Debtor is then in default, Secured Party will have the right, but not the obligation, to (1) notify Account Debtor and other persons obligated on the Collateral to make payment or otherwise render performance to or for the benefit of Secured Party, (2) enforce the obligations of Account Debtor and other persons obligated on the Collateral, (3) apply the balance of any Deposit Account which it controls to the Obligations, and (4) take any proceeds to which it is entitled for application to the Obligations.

4. Notice of Postperfection Changes. Debtor will immediately notify Secured Party of:

a. Any change in the name of Debtor or Debtor’s use of an assumed business or trade name;

b. Any change in Debtor’s location;

c. Any merger between Debtor and any third party or transfer by or to Debtor of substantially all of the assets and liabilities of another person;

d. Any substantial damage to or loss or destruction of any essential or material part of the Collateral, whether or not covered by insurance.

5. Inspection and Verification Rights. Debtor will keep accurate records and documents relating to the Collateral at its principal business office. Secured Party will have the unconditional right at all reasonable times and upon reasonable prior notice to Debtor to:

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a. Inspect the Collateral, including the records and documents related thereto;

b. Make copies of the records and documents;

c. After notice to Debtor (unless it is in default), verify orally and in writing directly with third parties, including Account Debtor, the accuracy of any information provided by Debtor with respect to the Collateral;

d. Determine through employees, agents, or independent contractors the value of the Collateral at the expense of Debtor no more than once per calendar year and at any time reasonably prudent when Debtor is in default;

e. Enter upon any premises owned, leased, or otherwise controlled by Debtor for the foregoing purposes.

f. Debtor promises and agrees to provide to Secured Party access to the Collateral and to provide any office space (including computer hardware, operating systems, and software and access to safes and other areas of safekeeping) that is reasonably necessary for the exercise of the foregoing rights. Debtor grants to Secured Party an easement over all premises owned, leased, or otherwise controlled by Debtor for the purpose of inspecting and valuing the Collateral and, following any default, repossessing, storing, preparing for disposition, and disposing of the Collateral. Debtor authorizes and instructs all third parties who have information relating to the Collateral (such as customers, Account Debtor, obligors, government agencies, employees, and outside accountants) to provide any and all information, records, and documents relating to the Collateral to Secured Party upon its written request provided that Secured Party has given Debtor prior notice in writing of its intention to ask for such information.

6. Covenants. Debtor promises and agrees to:

a. Pay and perform the Obligations when and as due;

b. Cooperate completely and promptly with Secured Party in perfecting and foreclosing Secured Party’s security interest, in locating, inspecting, evaluating, collecting, assembling, repossessing, and disposing of the Collateral, and in notifying third parties about Secured Party’s security interest and collection rights;

c. Operate its business in the ordinary course and not change the size, nature, or emphasis of that business in any materially adverse way;

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d. To maintain fire and extended coverage insurance on the Collateral in the amounts and under policies acceptable to Secured Party, naming Secured Party under a lender’s loss-payable clause, and to provide Secured Party with the original policies and certificates at Secured Party’s request;

e. Pay all taxes, assessments, and similar charges (“taxes”) levied against the Collateral as and when the same become due and payable;

f. Pay all amounts when due which, if not so paid, may become the subject of a lien against the Collateral which might have or gain priority over Secured Party’s security interest (a “lien claim”);

g. Perform all maintenance, repairs, and replacements that are necessary to keep the Fixtures and Equipment in good and safe operating condition and promptly pay all costs of such work;

h. Take all reasonable steps to protect the tangible items of the Collateral against theft, loss, or damage;

i. Provide to Secured Party upon authenticated request evidence of insurance coverage and the payment of taxes and lien claims; and

j. Indemnify and defend Secured Party against all claims, loss, liability, cost, or expense asserted against or incurred by Secured Party by reason of Debtor’s failure to provide a perfected, first-priority security interest in any item or items of the Collateral or the breach or default of Debtor under this Security Agreement.

k. Debtor hereby authorizes Secured Party to pay the premiums for insurance, taxes, and the principal, interest, fees, and costs constituting lien claims if Debtor does not do so in a timely manner (unless Debtor is then contesting such obligation in good faith and by appropriate means) and Secured Party reasonably believes such payment is necessary for the protection of the Collateral and/or Secured Party’s security interest in the Collateral (a “security protection advance”). Debtor promises and agrees to reimburse Secured Party on demand for any security protection advance made by Secured Party and to pay interest thereon at the rate of 10% per annum from the date of the advance until the date of reimbursement.

l. To pay all expenses, including attorney fees, incurred by Secured Party in the perfection, preservation, realization, enforcement, and exercise of Secured Party’s rights under this Security Agreement.

m.  To indemnify Secured Party against loss of any kind, including reasonable attorney fees, caused to Secured Party by reason of its interest in the Collateral.

n. To conduct Debtor’s business efficiently and without voluntary interruption.

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o. To preserve all rights, privileges, and franchises held by Debtor’s business.

p. To give Secured Party notice of any litigation that may have a material adverse effect on Debtor’s business.

q.  Not to change the name or place of Debtor’s business, or to use a fictitious business name, without first notifying Secured Party in writing.

r.  Not to sell, lease, transfer, or otherwise dispose of the Collateral except, before the occurrence of a default, for cash proceeds of Accounts collected in the ordinary course of business.

s.  Not to use the Collateral for any unlawful purpose or in any way that would void any effective insurance.

t.  To notify Secured Party promptly in writing of any default, potential default, or any development that might have a material adverse effect on the Collateral.

7. Representations and Warranties. Debtor represents and warrants to Secured Party that:

a. Debtor is duly licensed to practice osteopathic medicine in the State of California, without restriction;

b. Debtor is authorized to execute and deliver this Security Agreement. The Security Agreement is a valid and binding obligation of Debtor. The Security Agreement creates a perfected, first-priority security interest enforceable against the Collateral in which Debtor now has rights, and will create a perfected, first-priority security interest enforceable against the Collateral in which Debtor later acquires rights, when Debtor acquires those rights.

c.  Neither the execution and delivery of this Security Agreement, nor the taking of any action in compliance with it, will (1) violate or breach any law, regulation, rule, order, or judicial action binding on Debtor, any agreement to which Debtor is a party, Debtor’s articles of incorporation or bylaws; or (2) result in the creation of a lien against the Collateral except that created by this Security Agreement.

d.  No default or potential default exists.

e. Debtor has not (1) made any assignment for the benefit of creditors, (2) applied for or consented to the appointment of a receiver or trustee for its affairs, or (3) been the subject of any voluntary or involuntary bankruptcy, insolvency, reorganization or liquidation proceeding.

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f. Other than financing statements in favor of Secured Party, no effective financing statement naming Debtor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering any part of the Collateral is on file in any filing or recording office in any jurisdiction.

8. Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney in fact with full power of substitution to do any and all acts which Debtor is obligated by this Security Agreement to do and for the purpose of, subsequent to any default of Debtor hereunder, taking any action and executing any instruments which Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement. Without limiting the generality of the foregoing, Secured Party shall have the following powers:

a.  To perform any of Debtor’s obligations under the Security Agreement in Debtor’s name or otherwise.

b.  To give notice of Debtor’s right to payment, to enforce that right, and to make extension agreements with respect to it.

c.  To release persons liable on rights to payment, to compromise disputes with those persons, and to surrender security, all as Secured Party determines in its sole discretion when acting in good faith based on information known to it when it acts.

d.  To prepare and file financing statements, continuation statements, statements of assignment, termination statements, and the like, as necessary to perfect, protect, preserve, or release Secured Party’s interest in the Collateral.

e.  To endorse Debtor’s name on instruments, documents, or other forms of payment or security that come into Secured Party’s possession.

f.  To take cash in payment of obligations.

g.  To verify information concerning rights to payment by inquiry in its own name or in a fictitious name.

h. To prepare, execute, and deliver insurance forms; to adjust insurance claims; to receive payment under insurance claims; and to apply such payment to reduce Debtor’ Obligations.

This power of attorney is coupled with an interest and may not be revoked or cancelled by Debtor without Secured Party’s written consent.

9. Events of Default. Debtor will be in default under this Security Agreement if:

a. Debtor fails to pay any Obligations, or any portion thereof, to Secured Party when due, at stated maturity, on accelerated maturity, or otherwise.

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b. Debtor fails to make any remittances required by this Security Agreement.

c. Debtor commits any breach of this Security Agreement, or any present or future rider or supplement to this Security Agreement, or any other agreement between Debtor and Secured Party evidencing the Obligations or securing them, including without limitation the MSA and any amendments or supplements thereto.

d. Any warranty, representation, or statement, made by or on behalf of Debtor in or with respect to the Security Agreement, is false.

e. The Collateral is lost, stolen, or damaged.

f. There is a seizure or attachment of, or a levy on, the Collateral.

g. Debtor ceases operations, is dissolved, terminates its existence, does or fails to do anything that allows Obligations to become due before their stated maturity, or becomes insolvent or unable to meet its debts as they mature.

h.  Secured Party for any reason deems itself insecure.

i.  Debtor (1) applies for or consents to the appointment of a receiver, trustee, liquidator, or custodian of himself or of a substantial part of his property; (2) is unable, or admits in writing its inability, to pay its debts generally as they mature; (3) makes a general assignment for the benefit of his creditors or any of them; (4) is dissolved or liquidated in full or in part; (5) commences a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or consents to any relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (6) takes any action for the purpose of effecting any of the foregoing.

j.  Proceedings for the appointment of a receiver, trustee, liquidator, or custodian of Debtor or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization, or other relief with respect to such Debtor or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect are commenced and an order for relief is entered or such a proceeding is not dismissed or discharged within 60 days of commencement.

10. Rights and Remedies. When an event of default occurs:

a. Secured Party may exercise all rights and remedies available to Secured Party under this Security Agreement and the California Commercial Code, including acceleration of the Obligations (that is, make such Obligations immediately due and payable). All such rights and remedies are cumulative.

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b. Without thereby limiting the generality of the foregoing or of Secured Party’s rights under any other section of this Security Agreement, Secured Party, upon Debtor’s default, will be entitled to immediate possession of all items of the Collateral and to collect and apply all payments from, and to enforce performance by, third parties as to the Collateral.

c. Debtor will assemble the tangible items of the Collateral and make such items available to Secured Party at the location or locations designated by Secured Party. Debtor must also allow Secured Party, its representatives, and its agents to enter the premises where all or any part of the Collateral, the records, or both may be, and remove any or all of it.

d. Debtor agrees that it will be commercially reasonable if (1) Secured Party gives Debtor and other persons entitled to notice written notice at least 10 days in advance of any public or private disposition of all or any nonperishable part of the Collateral.

e. Secured Party and Debtor each waives the right to trial by jury in any action or proceeding relating to any claim, offset, defense, or counterclaim, whether in contract or tort, at law or in equity, arising out of or relating to this Security Agreement.

f. The prevailing party in the trial or appeal of any civil action, arbitration, or other adversary proceeding relating to this Security Agreement or any related offset, defense, or counterclaim, whether in contract or tort, at law or in equity, will be entitled to the award of a reasonable attorney fee in addition to costs and disbursements.

11. Attorneys’ Fees, Costs and Expenses. Debtor shall pay all costs and expenses of Secured Party enforcing its rights under this Security Agreement, including reasonable attorneys fees.

12. No Waiver. No waiver by Secured Party of any default shall be deemed to be a waiver of any other subsequent default, nor shall any such waiver by Secured Party be deemed to be a continuing waiver.

13. Survival. Debtor’s representations and warranties made in this Security Agreement will survive its execution, delivery, and termination.

14. Successors and Assigns. This Security Agreement will bind and benefit the successors and assigns of the parties, but Debtor may not assign his rights under the Security Agreement without Secured Party’s prior written consent.

15. Governing Law. This Security Agreement will be governed by, and construed in accordance with, the laws of the State of California.

16. Entire Agreement. This Security Agreement is the entire agreement and supersedes any prior agreement or understandings between Secured Party and Debtor relating to the Collateral.

17. Notices. All notices hereunder by a party to another party shall be in writing, delivered personally, by means of electronic communications, by certified or registered mail, return receipt requested, or by overnight courier, and shall be deemed to have been duly given when delivered personally or by electronic communication, or when deposited in the United States mail, postage prepaid, or deposited with the overnight courier addressed as follows:

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Debtor:	William Kirby, D.O.
13044 West Pacific Promenade #424
Playa Del Rey, CA 90094
Attention: Dr. Will Kirby

Secured Party:	DRTATTOFF Management Company, LLC
232 N. Almont Drive
Beverly Hills, California 90211
Attention: James Morel, Manager

or to such other persons or places as any party may from time to time designate by written notice to the others.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed effective as of the date first written above.

SECURED PARTY:		DEBTOR:

DRTATTOFF, LLC
a California limited liability company

By:	/s/ James Morel	/s/ William Kirby
	Manager	William Kirby, D.O.

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